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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported):
December 7, 2015 (December 4, 2015)

HOLLYFRONTIER CORPORATION (Exact name of registrant as specified in its charter)
Delaware	001-03876	75-1056913
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
2828 N. Harwood, Suite 1300, Dallas, Texas 75201
(Address of Principal Executive Offices)

(214) 871-3555
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))
[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))
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Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 4, 2015, the Board of Directors (the “Board”) of HollyFrontier Corporation (the “Company”) appointed George J. Damiris as Chief Executive Officer and President of the Company effective January 1, 2016. In connection with Mr. Damiris’s appointment, the Board appointed Michael C. Jennings as Executive Chairman of the Company effective January 1, 2016. Mr. Jennings will continue to serve as the Chief Executive Officer and President of Holly Logistic Services, L.L.C. (“HLS”), which is the general partner of HEP Logistics Holdings, L.P., which is the general partner of Holly Energy Partners, L.P.

Mr. Jennings, 50, has served as Chairman of the Board since January 2013 and as Chief Executive Officer and President since the merger of Holly Corporation (“Holly”) and Frontier Oil Corporation (“Frontier”) in July 2011. Mr. Jennings has served as the Chief Executive Officer of HLS since January 2014 and as President of HLS since October 2015. Mr. Jennings served as President and Chief Executive Officer of Frontier from 2009 until the merger of Holly and Frontier in July 2011. He served as Executive Vice President and Chief Financial Officer of Frontier from 2005 until 2009. Mr. Jennings served as Chairman of the board of directors of Frontier from 2010 until the merger in July 2011 and served as a director of Frontier from 2008 to July 2011. He currently serves as a director of ION Geophysical Corporation and HLS.

Mr. Damiris, 55, has served as Executive Vice President and Chief Operating Officer since September 2014. He previously served as Senior Vice President, Supply and Marketing of the Company from January 2008 until September 2014. Mr. Damiris joined the Company in 2007 as Vice President, Corporate Development after an 18-year career with Koch Industries, where he was responsible for managing various refining, chemical, trading, and financial businesses.

In connection with the appointment of Mr. Damiris as Chief Executive Officer and President, the Compensation Committee of the Board approved the following compensation for Mr. Damiris effective January 1, 2016: a base salary of $1,100,000 and a target bonus of 130%. In addition, on December 4, 2015, Mr. Damiris received an equity award of $3,000,000 for the 2016 fiscal year. This equity award is in addition to the equity award of $2,000,000 granted to Mr. Damiris in November 2015 for the 2016 fiscal year. In each case, half of the equity award was granted in restricted stock and half of the equity award was granted in performance share units.

In connection with the appointment of Mr. Jennings as Executive Chairman, effective January 1, 2016, Mr. Jennings will receive a salary of $1,000,000 and will not be eligible for an annual bonus. In addition, on December 4, 2015, Mr. Jennings forfeited $2,000,000 of restricted shares and all performance share units that were granted to him in 2015 and retains $1,000,000 of restricted shares that were granted in 2015. Effective January 1, 2016, Mr. Jennings will forfeit all performance share units granted to him in 2013 and 2014. There were no accelerated vestings of any stock awards that have been granted to Mr. Jennings.

On December 4, 2015, in connection with the appointment of Mr. Damiris as Chief Executive Officer and President, effective December 7, 2015, the Board expanded the size of the Board from nine to ten members and appointed Mr. Damiris as a member of the Board. Mr. Damiris brings to the Board extensive industry experience, familiarity with the day-to-day operations of the Company and significant insight into issues facing the industry. Effective December 7, 2015, the Board also appointed Mr. Damiris to the Executive Committee of the Board. In addition, on December 4, 2015, the Board designated a Finance Committee of the Board.

There are no arrangements or understandings between any of Mr. Jennings or Mr. Damiris and any other person pursuant to which such officer was selected as an officer, and in the case of Mr. Damiris, pursuant to which he was selected as a director. Neither Mr. Jennings nor Mr. Damiris has any family relationship with any director or executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer. There are no transactions in which Mr. Jennings or Mr. Damiris has an interest requiring disclosure under item 404(a) of Regulation S-K.

Item 7.01     Regulation FD Disclosure.
On December 7, 2015, the Company issued a press release announcing the appointment of Mr. Jennings as Executive Chairman of the Company and the appointment of Mr. Damiris as Chief Executive Officer and President of the Company, in each case effective January 1, 2016. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and incorporated herein in its entirety.
The information contained in, or incorporated into, this Item 7.01 is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any registration statement or other filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference to such filing.

Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description
99.1	Press Release of the Company issued December 7, 2015.*

* Furnished herewith.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOLLYFRONTIER CORPORATION

By:	/s/ Douglas S. Aron
Name:	Douglas S. Aron
Title:	Executive Vice President and Chief Financial Officer

Date:    December 7, 2015

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of the Company issued December 7, 2015.*
* Furnished herewith.

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95277916.4